Exhibit 10.1

THIRD AMENDMENT TO
GREENE COUNTY BANCORP, INC.
2011 PHANTOM STOCK OPTION AND LONG-TERM INCENTIVE PLAN

WHEREAS, Greene County Bancorp, Inc. (the “Company”) maintains the Greene County Bancorp, Inc. 2011 Phantom Stock Option and Long-Term Incentive Plan for the benefit of eligible employees, effective July 1, 2011 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to increase the number of phantom stock options available for awards from 5,800,000 to 8,000,000, effective as of August 16, 2022; and

WHEREAS, Section 6.1 of the Plan permits the Company to amend the Plan from time to time.

NOW THEREFORE, the Plan is hereby amended as follows, effective as of August 16, 2022:

1.	Section 3.1 of the Plan is hereby amended to read as follows:

“Available Phantom Stock Options.  The number of Phantom Stock Options available for Award under the Plan shall be Nine Hundred Thousand (900,000), subject to adjustment as determined in Section 3.3.  Effective as of July 1, 2014, the Plan was amended to increase the number of Phantom Stock Options under the Plan to One Million Eight Hundred Thousand (1,800,000), subject to adjustment as determined in Section 3.3. On March 16, 2016, the Phantom Stock Options available under the Plan were increased, in accordance with Section 3.3 of the Plan, from 1,800,000 to 3,600,000 as a result of a two-for-one stock split.  On July 1, 2018, the number of Phantom Stock Options available for Award under the Plan were increased, in accordance with Section 3.3 of the Plan, from 3,600,000 to 5,800,000.  Effective as of August 16, 2022, the number of Phantom Stock Options available for Award under the Plan shall be increased by Two Million Two Hundred Thousand (2,200,000) to Eight Million (8,000,000), subject to adjustment as determined in Section 3.3, and reduced by Phantom Stock Options previously granted under the Plan and not forfeited.”

IN WITNESS WHEREOF, the Company has executed this Third Amendment on the date set forth below.

GREENE COUNTY BANCORP, INC.

Date: August 16, 2022	By:	/s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer